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                             ARTICLES OF AMENDMENT

                     BT ALEX. BROWN CASH RESERVE FUND, INC.

         BT ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article EIGHTH, Section (c) of the Articles of Incorporation of the Corporation, a majority of the Board of Directors, at a meeting duly convened on June 17, 1999 has adopted a resolution changing the name of the Corporation to Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation and the name or other designation of classes of stock of the Corporation.

         FOURTH: Article SECOND of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         The name of the Corporation is:
                Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.

         FIFTH: All shares of the Prime Series previously classified as BT Alex. Brown Cash Reserve Fund Shares are hereby reclassified as:

               Deutsche Banc Alex. Brown Cash Reserve Fund Shares

         SIXTH: All shares of the Treasury Series previously classified as BT Alex. Brown Cash Reserve Fund Shares are hereby reclassified as:

               Deutsche Banc Alex. Brown Cash Reserve Fund Shares

         SEVENTH: All shares of the Tax-Free Series previously classified as BT Alex. Brown Cash Reserve Fund Shares are hereby reclassified as:

               Deutsche Banc Alex. Brown Cash Reserve Fund Shares

         EIGHTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or August 1, 1999.



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         IN WITNESS WHEREOF, BT Alex. Brown Cash Reserve Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 27th day of July, 1999.


                                          BT ALEX. BROWN CASH RESERVE FUND, INC.



                                          By: /s/Harry Woolf
                                              ----------------------------------
                                              Harry Woolf
                                              President



[SEAL]

Attest:



/s/Amy M. Olmert
-----------------
Amy M. Olmert
Secretary


         THE UNDERSIGNED, President of BT Alex. Brown Cash Reserve Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              /s/Harry Woolf
                                              ----------------------------------
                                              Harry Woolf
                                              President